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                                [PASTE-UP LOGO]

                               WORLD HEADQUARTERS
                            9336 CIVIC CENTER DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210

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                         SUPPLEMENT TO PROXY STATEMENT
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                                                                  April 13, 1994

To Our Stockholders:

     On April 1st, copies of the Notice of Meeting and Proxy Statement were mailed to you regarding this year's Annual Meeting, scheduled for Thursday, May 12, 1994.

     We are pleased to advise you that the Company has just received a ruling from the New York Stock Exchange ("NYSE") that the NYSE will permit its members to vote their clients' proxies in their own discretion with respect to Proposal 2 which relates to the 1990 Stock Option and Stock Appreciation Rights Plan, as set forth in the Proxy Statement.

     In the event that any beneficial holders with stock in brokerage accounts have not yet voted, another proxy card is enclosed for your convenience. Since the time remaining before the meeting is short, please sign, date and mail your proxy in the return envelope provided.

                                          By Order of the Board of Directors,

                                          CHERYL L. MARSH,
                                          Corporate Secretary